Exhibit 10.26

QUANTUM SPACE, LLC

SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL
AND CO-SALE AGREEMENT

EFFECTIVE AS OF JUNE 8, 2026

TABLE OF CONTENTS

1. Definitions	1

2. Agreement Among the Company, the Investors and the Key Holders	4

2.1 Right of First Refusal	4
2.2 Right of Co-Sale	5
2.3 Effect of Failure to Comply	6
3. Exempt Transfers	6

3.1 Exempted Transfers	6
3.2 Exempted Offerings	7
4. Legend	7

5. Lock-Up	7

5.1 Agreement to Lock-Up	7
5.2 Stop Transfer Instructions	7

6. Miscellaneous	7

6.1 Term	7
6.2 Unit Split	7
6.3 Ownership	9
6.4 Dispute Resolution	8
6.5 Notices	8
6.6 Entire Agreement	8
6.7 Delays or Omissions	8
6.8 Amendment; Waiver and Termination	9
6.9 Assignment of Rights	9
6.10 Severability	9
6.11 Governing Law	9
6.12 Titles and Subtitles	9
6.13 Counterparts	10
6.14 Specific Performance	10
6.15 Additional Key Holders	10
6.16 Rights upon Conversion	10
6.17 Effect on Prior Agreement	10

i

QUANTUM SPACE, LLC
SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL
AND CO-SALE AGREEMENT

THIS SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”), is made as of June 8, 2026 by and among Quantum Space, LLC, a Delaware limited liability company (the “Company”), the Investors (as defined below) listed on Schedule A from time to time and the Key Holders (as defined below) listed on Schedule B from time to time. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings given to them in the Company’s Seventh Amended and Restated Limited Liability Company Agreement (as amended and/or restated from time to time, the “LLC Agreement”).

WHEREAS, each Key Holder is the beneficial owner of Series A/A-1 Preferred Units, Junior Preferred Units or Common Units;

WHEREAS, the Company, the Key Holders and certain of the Investors (the “Existing Investors”) previously entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated December 12, 2025 (the “Prior Agreement”), in connection with the purchase of Series A-1 Units of the Company (the “Series A-1 Units”); and

WHEREAS, the Key Holders, the Existing Investors, and the Company desire to induce certain of the Investors to purchase Series B Units of the Company (the “Series B Units”) pursuant to that certain Series B Unit Securities Purchase Agreement, dated as of the date hereof, by and among the Company and such Investors (as amended and/or restated from time to time, the “Series B Purchase Agreement”) by amending and restating the Prior Agreement in its entirety to provide the Investors with the rights and privileges as set forth herein.

NOW, THEREFORE, the Company, the Key Holders, and the Investors, including the Existing Investors, each agree that the Prior Agreement is hereby amended and restated in its entirety by this Agreement and further agree as follows:

1. Definitions.

1.1 “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital or other investment fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.2 “Board” shall have the meaning given to such term in the LLC Agreement.

1.3 “Business Combination” shall have the meaning given to such term in the LLC Agreement.

1.4 “Change of Control” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from the Members Units representing more than 50% of the outstanding voting power of the Company.

1.5 “Common Units” shall have the meaning given to such term in the LLC Agreement.

1.6 “Company Units” means (i) Units, including Common Units and Preferred Units, whether now outstanding or hereafter issued in any context, (ii) Common Units issued or issuable upon conversion of Preferred Units, and (iii) Common Units issued or issuable upon exercise or conversion, as applicable, of incentive units, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of Company Units held by an Investor or Key Holder (or any other calculation based thereon), all Preferred Units or other securities convertible into or exercisable for Common Units shall be deemed to have been converted into Common Units at the then-applicable conversion or exercise ratio.

1.7 “Company Notice” means written notice from the Company notifying the selling Key Holders and each Investor that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Units with respect to any Proposed Key Holder Transfer, which notice shall indicate the number of Transfer Units that the Company desires to purchase.

1.8 “Competitor” means any Person which, in the determination of the Board in good faith, directly or indirectly competes with the Company; provided, that neither Prime Movers nor any Affiliate thereof (excluding any of their portfolio companies) shall be deemed to be a Competitor.

1.9 “Deemed Liquidation Event” shall have the meaning given to such term in the LLC Agreement.

1.10 “Direct Listing” means the initial listing of the Company’s securities on the New York Stock Exchange, the Nasdaq Stock Market or such other national securities exchange pursuant to an effective registration statement on Form S-1 filed by the Company with the SEC, covering all of the Company’s common securities (including those issuable upon conversion of any Preferred Units).

1.11 “DPA” means Section 721 of the Defense Production Act, as amended, including all implementing regulations thereof.

1.12 “DPA Triggering Rights” means (i) “control” (as defined in the DPA); (ii) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Company; (iii) membership or observer rights on the Board or equivalent governing body of the Company or the right to nominate an individual to a position on the Board or equivalent governing body of the Company; (iv) any involvement, other than through the voting of securities, in substantive decision-making of the Company regarding (x) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).

1.13 “Family Member” means, with respect to any natural person, such natural person’s lineal descendant, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, fiancé, sibling, niece, nephew, cousin, aunt, uncle, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships. For the avoidance of doubt Tanutchai Pongsawadi shall be a Family Member of Dr. Kamal Ghaffarian.

1.14 “Foreign Person” means either (i) a Person or government that is a “foreign person” within the meaning of the DPA or (ii) a Person through whose investment a “foreign person” within the meaning of the DPA would obtain any DPA Triggering Rights.

1.15 “Incentive Units” shall have the meaning given to such term in the LLC Agreement.

1.16 “Investor Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Units with respect to any Proposed Key Holder Transfer, which notice shall indicate the number of Transfer Units that the Investor desires to purchase, up to its pro rata portion.

1.17 “Investors” means the Persons named on Schedule A hereto and each Person to whom the rights of an Investor are assigned pursuant to Subsection 6.9.

1.18 “Junior Preferred Units” shall have the meaning given to such term in the LLC Agreement.

1.19 “Key Holders” means the Persons named on Schedule B hereto, each Person to whom the rights of a Key Holder are assigned pursuant to Subsection 3.1, each Person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.9 or 6.15 and any one of them, as the context may require.

1.20 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.21 “Preferred Units” shall have the meaning given to such term in the LLC Agreement.

1.22 “Prime Movers” means Prime Movers Lab Fund III LP.

1.23 “Proposed Key Holder Transfer” means any direct or indirect assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, exchange, disposition of or any other like transfer or encumbering of any Transfer Units (or any interest therein) proposed by any of the Key Holders.

1.24 “Proposed Transfer Notice” means a written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer as further described in Subsection 2.1(b).

1.25 “Prospective Transferee” means, as applicable, either any Person or group of Persons, to whom a Key Holder proposes to make a Proposed Key Holder Transfer.

1.26 “Requisite Series A/A-1 Holders” shall have the meaning given to such term in the LLC Agreement.

1.27 “Requisite Series B Holders” shall have the meaning given to such term in the LLC Agreement.

1.28 “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer at the same price and on substantially the same terms and conditions as those specified in the Proposed Transfer Notice.

1.29 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Units with respect to a Proposed Key Holder Transfer, at the same price and on substantially the same terms and conditions as those specified in the Proposed Transfer Notice.

1.30 “Secondary Notice” means written notice from the Company notifying the Investors and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all Transfer Units with respect to a Proposed Key Holder Transfer, at the same price and on substantially the same terms and conditions as those specified in the Proposed Transfer Notice.

1.31 “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of Company Units then held by all Investors) of any Transfer Units not purchased pursuant to the Right of First Refusal, at the same price and on substantially the same terms and conditions as those specified in the Proposed Transfer Notice.

1.32 “SPAC Transaction” shall have the meaning given to such term in the LLC Agreement.

1.33 “Transfer Units” means the Company Units held by a Key Holder, or issued to or otherwise acquired by a Key Holder after the date hereof (including, without limitation, in connection with any Unit split, Unit dividend, recapitalization, reorganization, or the like, or the exercise of any convertible security).

1.34 “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Units not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

1.35 “Units” shall have the meaning given to such term in the LLC Agreement.

2. Agreement Among the Company, the Investors and the Key Holders.

2.1 Right of First Refusal.

(a) Grant. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Units that such Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on substantially the same terms and conditions as those offered to the Prospective Transferee.

(b) Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a Proposed Transfer Notice simultaneously to the Company and each Investor not later than 60 days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall describe in reasonable detail the material terms and conditions (including price and form of consideration) of the Proposed Key Holder Transfer, the number of Transfer Units to be transferred, the identity of the Prospective Transferee and the intended date of the Proposed Key Holder Transfer. To exercise its Right of First Refusal under this Section 2, the Company must deliver a Company Notice to the selling Key Holder within 15 days after delivery of the Proposed Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal, the Company and the Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Subsection 2.1(a) and this Subsection 2.1(b).

(c) Grant of Secondary Refusal Right to the Investors. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Units not purchased by the Company pursuant to the Right of First Refusal, as provided in this Subsection 2.1(c). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Units subject to a Proposed Key Holder Transfer, the Company must deliver a Secondary Notice to the selling Key Holder and to each Investor to that effect no later than 15 days after the selling Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Key Holder and the Company within 15 days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Units. If options to purchase have been exercised by the Company and the Investors pursuant to Subsections 2.1(b) and (c) with respect to some but not all of the Transfer Units by the end of the 15 day period specified in the last sentence of Subsection 2.1(c) (the “Investor Notice Period”), then the Company shall, within five days after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Subsection 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Units at the same price and on substantially the same terms and conditions as those set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Key Holder and the Company within ten days after the expiration of the Investor Notice Period. In the event there are two or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining Transfer Units in excess of the number available, the remaining Transfer Units available for purchase under this Subsection 2.1(d) shall be allocated to such Exercising Investors pro rata based on the number of Transfer Units such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any Transfer Units that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining Transfer Units are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

(e) Consideration; Closing. If the consideration proposed in the Proposed Transfer Notice to be paid for the Transfer Units is in property, services or other non-cash consideration, the fair market value of such consideration shall be as determined in good faith by the Board and as set forth in the Company Notice. If the Company or any Investor cannot practicably for any reason pay for the Transfer Units in the same form of non-cash consideration as set forth in the Proposed Transfer Notice, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board and as set forth in the Company Notice. The closing of the purchase of Transfer Units by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer; and (ii) 60 days after delivery of the Proposed Transfer Notice; provided that to the extent any regulatory filing required by applicable law requires closing at a later date to obtain regulatory clearance or to observe a mandatory waiting period, such date shall be extended accordingly to allow for such closing to occur promptly after receipt of all such clearances and the expiration of all such waiting periods.

2.2 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Units subject to a Proposed Key Holder Transfer are not purchased pursuant to Subsection 2.1 above and thereafter are to be sold to a Prospective Transferee, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis (in accordance with Subsection 2.2(b)) in the Proposed Key Holder Transfer as set forth in Subsection 2.2(b) below and, subject to Subsection 2.2(d), otherwise at the same price and on substantially the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale (each, a “Participating Investor”) must give the selling Key Holder written notice to that effect within 20 days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Units Includable. Each Participating Investor may include in the Proposed Key Holder Transfer all or any part of such Participating Investor’s Company Units equal to the product obtained by multiplying (i) the aggregate number of Transfer Units subject to the Proposed Key Holder Transfer (excluding Transfer Units purchased by the Company or the Investors pursuant to the Right of First Refusal or Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of Company Units owned by such Participating Investor immediately before consummation of the Proposed Key Holder Transfer and the denominator of which is the total number of Company Units owned, in the aggregate, by all Participating Investors immediately prior to the consummation of the Proposed Key Holder Transfer, plus the number of Transfer Units held by the selling Key Holder. To the extent one or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of Transfer Units that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

(c) Purchase and Sale Agreement. The Participating Investors and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with this Subsection 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Subsection 2.2.

(d) Allocation of Consideration.

(i) Subject to Subsection 2.2(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Key Holder shall be allocated based on the number of Company Units sold to the Prospective Transferee by each Participating Investor and the selling Key Holder as provided in Subsection 2.2(b); provided that if a Participating Investor wishes to sell Company Units of a class, series or type other than those set forth in the Proposed Transfer Notice, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the respective conversion ratios of the Company Units being sold (by Participating Investors and the selling Key Holder) into Common Stock.

(ii) In the event that the Proposed Key Holder Transfer, as modified by all Company Units in respect of which the Investors exercised Rights of Co-Sale pursuant to this Subsection 2.2, constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the selling Key Holder in accordance with Section 5.4(d)(iii) of the LLC Agreement as if (A) such transfer were a Deemed Liquidation Event, and (B) the Company Units sold in accordance with the Purchase and Sale Agreement were the only Company Units outstanding. In the event that a portion of such aggregate consideration payable to the Participating Investor(s) and selling Key Holder is placed into escrow and/or is payable only upon satisfaction of contingencies, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Section 5.4(d)(iii) of the LLC Agreement as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any additional consideration which becomes payable to the Participating Investor(s) and selling Key Holder upon release from escrow shall be allocated in accordance with Section 5.4(d)(iii) of the LLC Agreement after taking into account the previous payment of the Initial Consideration as part of the same transfer.

(e) Purchase by Selling Key Holder; Deliveries. Notwithstanding Subsection 2.2(c) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investors, no Key Holder may sell any Transfer Units to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Subsection 2.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Key Holder to such Participating Investor shall be made in accordance with the first sentence of Subsection 2.2(d)(ii). In connection with such purchase by the selling Key Holder, such Participating Investor shall deliver to the selling Key Holder any Company Unit certificate or certificates, properly endorsed for transfer, representing the Company Units being purchased by the selling Key Holder (or request that the Company effect such transfer in the name of the selling Key Holder). Any such Company Units transferred to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Units pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Key Holder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Subsection 2.2(e).

(f) Additional Compliance. If any Proposed Key Holder Transfer is not consummated within 60 days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Units unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Units subject to this Subsection 2.2.

2.3 Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Units not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Units to the Company or any Investor under this Agreement and fails to deliver such Transfer Units in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Transfer Units as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of such Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Units to be sold.

(c) Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Units in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor who desires to exercise its Right of Co-Sale under Subsection 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Investor the type and number of Company Units that such Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Subsection 2.2. The sale will be made on the same terms, including, without limitation, as provided in Subsection 2.2(d)(i) and the first sentence of Subsection 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within 90 days after the Senior Investor learns of the Prohibited Transfer, as opposed to the timeframe prescribed in Subsection 2.2. Such Key Holder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Subsection 2.2.

3. Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsections 2.1 and 2.2 shall not apply (a) to a repurchase of Transfer Units from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Units and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board, (b) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Units by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by trust, will or intestacy to his or her Family Member or a charitable foundation approved by the Board, it being understood that the Emerging Light Foundation is hereby deemed approved, or any custodian or trustee of any trust, partnership or limited liability company for the sole benefit of, or the ownership interests of which are owned wholly by such Key Holder or such Key Holder’s Family Members, or a charitable foundation pre-approved by the Board, or (c) to the sale by the Key Holder of up to 5% of the Transfer Units held by such Key Holder as of the date that such Key Holder first became party to this Agreement; provided that in the case of clause (b), the Key Holder shall deliver prior written notice to the Investors of such transfer; provided, further, that such Transfer Units shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Units pursuant to Subsections 2.1 and 2.2.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Units or Preferred Transfer Units (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; or (b) pursuant to a Deemed Liquidation Event.

4. Legend. Each certificate, instrument, or book entry representing Transfer Units held by the Key Holders (or issued to any permitted transferee in connection with a transfer permitted by Subsection 3.1 hereof) shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE MEMBER, THE COMPANY AND CERTAIN OTHER HOLDERS OF UNITS OF THE COMPANY, AS MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Units notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. Lock-Up.

5.1 Agreement to Lock-Up. Each Key Holder hereby agrees that it will not, without the prior written consent of the managing underwriter in the event of an IPO or the Company as approved by the Board in connection with a SPAC Transaction, during the period commencing on (i) the date of the final prospectus relating to the IPO or Direct Listing, or (ii) the closing of the Business Combination or a SPAC Transaction, and ending on the date specified by the Company and the managing underwriter or, in the case of the Business Combination or a SPAC Transaction, as approved by the Company (such period not to exceed 180 days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports; and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Units held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Units, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Units or other securities, in cash or otherwise. The foregoing provisions of this Subsection 5.1 shall not apply to the sale of any Units to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Key Holders if all officers and directors enter into similar agreements. Additionally, the foregoing provisions of this Section 5 shall not apply to the transfer of any Units to any trust for the direct or indirect benefit of the Key Holder or Family Member or a charitable foundation pre-approved by the Board, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein. The underwriters in connection with the IPO are intended third party beneficiaries of this Subsection 5.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Key Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Subsection 5.1 or that are necessary to give further effect thereto.

5.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Units of each Key Holder (and transferees and assignees thereof) until the end of such restricted period.

6. Miscellaneous.

6.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the IPO, (b) upon the closing of the Business Combination or a SPAC Transaction and (c) upon the effectiveness of a Direct Listing; provided, however, that Section 5 shall survive any termination of this Agreement pursuant to this clause (a); and (b) the consummation of a Deemed Liquidation Event.

6.2 Unit Split. All references to numbers of Units in this Agreement shall be appropriately adjusted to reflect any Unit dividend, split, combination or other recapitalization affecting the applicable Units occurring after the date of this Agreement.

6.3 Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the Transfer Units subject to this Agreement and that no other Person has any interest in such Units (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

6.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware (or, solely to the extent such courts do not have or decline to exercise subject matter jurisdiction, any federal court located within the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, it shall be sent to the Company’s principal office to the attention of the Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Reed Smith LLP, 2850 N. Harwood Street, Suite 1500, Dallas, TX 75201, Attention: Lynwood E. Reinhardt Jr. and Elizabeth M. Graffeo.

6.6 Entire Agreement. This Agreement (including, the Exhibits and Schedules hereto), the LLC Agreement, the Series B Purchase Agreement and the Investor Rights Agreement (as defined in the Series B Purchase Agreement) constitute the full and entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and any other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.8 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Subsection 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the Transfer Units then held by all of the Key Holders who are then providing services to the Company as officers, employees or consultants, (c) the Requisite Series A/A-1 Holders and (d) the Requisite Series B Holders. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other Unit holder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Key Holder without the written consent of such Key Holder unless such amendment, modification, termination or waiver applies to all Key Holders in the same fashion, (ii) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, modification, termination or waiver applies to all Investors in the same fashion, (iii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders, and (iv) Schedule B hereto may be amended by the Company from time to time to add information regarding additional Key Holders without the consent of the other parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision (it being understood that in the event of any waiver of Subsection 2.1 or Subsection 2.2 with respect to all Investors, any Investor that waives such rights under this Agreement shall not be entitled to purchase Transfer Units or co-sell Company Units in the applicable transaction with respect to which Investors’ rights were waived unless each non-waiving Investor is provided with the opportunity to participate in such transaction on a pro rata basis based on the waiving Investor that participates to the greatest extent in such transaction).

6.9 Assignment of Rights.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Key Holder, including any Prospective Transferee who purchases Transfer Units in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate, or (ii) to an assignee or transferee who acquires at least 16,343,056 Series B Preferred Units and/or Series A Units (as adjusted for any Unit combination, Unit split, Unit dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.14 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

6.15 Additional Key Holders. In the event that after the date of this Agreement, the Company issues Common Units or other Units that have rights, preferences or privileges that are junior to those of the Preferred Units, to any Person, (i) which Units would collectively constitute with respect to such Person (taking into account all Units and other purchase rights held by such Person) one percent or more of the aggregate number of the Company’s then outstanding Units (on an as-converted to Common Unit basis, as applicable, and treating for this purpose all outstanding options, warrants or convertible securities convertible into Units as if exercised or converted), or (ii) who is an executive-level employee (including, division director and vice president-level positions), the Company shall, as a condition to such issuance, cause such Person to execute a counterpart signature page hereto as a Key Holder, and such Person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder.

6.16 Rights upon Conversion. For purposes of clarity, upon any conversion or reorganization of the Company to a corporation (including any Conversion described and defined in Article 8 of the LLC Agreement), the rights and obligations of the parties hereto shall survive such conversion, subject to the termination provisions of Subsection 6.1 of this Agreement, with all (i) references herein to Units, Common Units, Incentive Units, and Preferred Units being deemed to refer to the class of stock or securities for which such Units are converted, exchanged, or replaced in the conversion; and (ii) with references to any specific number of Units being equitably adjusted to reflect the applicable conversion ratio used with respect to the conversion or exchange of such class or series of Units in such conversion. Without limiting the foregoing, the parties hereto hereby covenant and agree to take any and all such actions and execute and deliver any and all such instruments and other documents as may be reasonably necessary to cause such parties’ rights and obligations under this Agreement (as the same may be amended from time to time) in respect of their ownership of securities of the Company or otherwise, immediately after such conversion or reorganization, to be the same (to the greatest extent possible) as such parties’ rights and obligations under this Agreement (as the same may be amended from time to time) in respect of their ownership of securities of the Company or otherwise immediately prior to such conversion or reorganization.

6.17 Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

QUANTUM SPACE, LLC

By:	/s/ James Bridenstine
Name:	James Bridenstine
Title:	Chief Executive Officer

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

Ghaffarian Enterprises, LLC

By:	/s/ Matthew Yetman
Name:	Matthew Yetman
Title:	Manager

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

Quantum Space KG Parent LLC

By:	/s/ Matthew Yetman
Name:	Matthew Yetman
Title:

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

IBX Company Opportunity Fund 1, LP

By: IBX Opportunity GP, Inc.

By:	/s/ Matthew Yetman
Name:	Matthew Yetman
Title:	Chief Financial Officer

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

PRIME MOVERS LAB FUND III LP

By:	Prime Movers Lab GP III LLC
Its:	General Partner

By:	/s/ Taylor Frankel
Name:	Taylor Frankel
Title:	Chief Financial Officer

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

SUSAN L. HALL REVOCABLE TRUST,
DATED 26 APRIL 2011

By:	/s/ Susan L. Hall
Name:	Susan L. Hall
Title:	Trustee

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

INFLECTION POINT FUND I, LP
By: Inflection Point Asset Management LLC

By:	/s/ Kevin Shannon
Name:	Kevin Shannon
Title:	Portfolio Manager

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTORS:

SCP QUANTUM HOLDCO LLC

By:	SCP QUANTUM MANAGEMENT LLC, its manager

By:	/s/ Nishant Machado
Name:	Nishant Machado
Title:	Managing Partner

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

Alto Opportunity Master Fund, SPC -S egregated Master Portfolio B

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

CCM Capital Markets LP

By:	/s/ Elliot Richmond
Name:	Elliot Richmond
Title:	Authorized Signatory

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:
HBC MSF Capital Solutions Blocker II LLC

By:	/s/ Richard Allison
Name:	Richard Allison
Title:	Authorized Signatory*

* Authorized Signatory
Hudson Bay Capital Management LP
not individually, but solely as
Investment Advisor to HBC MSF Capital Solutions Blocker II LLC

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

INFLECTION POINT FUND I, LP
By: Inflection Point Asset Management LLC

By:	/s/ Kevin Shannon
Name:	Kevin Shannon
Title:	Portfolio Manager

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

Newtyn TE Partners, LP

By:	/s/ Noah G Levy
Name:	Noah G Levy
Title:	Managing Member of Newtyn Management, LLC, investment manager of Newtyn TE Partners, LP

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INVESTOR:

Newtyn Partners, LP

By:	/s/ Noah G Levy
Name:	Noah G Levy
Title:	Managing Member of Newtyn Management, LLC, investment manager of Newtyn Partners, LP

Signature Page to Amended and Restated Right of First Refusal and Co-Sale Agreement

Schedule A

[Omitted.]

Schedule B

[Omitted.]